Exhibit 4.2
Execution Copy
     This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of December 21, 2009, among DR PEPPER SNAPPLE GROUP, INC., a Delaware corporation (the “Company”), the Guarantors listed in Schedule I (the “Guarantors”), and WELLS FARGO BANK, N.A., as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of December 15, 2009 (the “Indenture”), providing for the issuance by the Company from time to time of its debt securities to be issued in one or more series;
     WHEREAS, Sections 2.1 and 9.1 of the Indenture provide, among other things, that the Company and the Trustee may, without the consent of Holders, enter into indentures supplemental to the Indenture to provide for specific terms applicable to any series of notes;
     WHEREAS, Section 2.1 of the Indenture provides, among other things, that there shall be established in or pursuant to a Board Resolution, and set forth, or determined in the manner provided, in an Officers’ Certificate of the Company or in a Company Order, or established in one or more indentures supplemental to the Indenture, prior to the issuance of Securities of any series whether Securities of the series are entitled to the benefits of any Securities Guarantee of any Guarantor pursuant to the Indenture, the identity of any such Guarantors, whether Notations of such Securities Guarantees are to be included on such Securities and any terms of such Securities Guarantee with respect to the Securities of the series in addition to those set forth in Article X of the Indenture, or any exceptions to or changes to those set forth in Article X of the Indenture;
     WHEREAS, Section 10.1 of the Indenture provides that prior to the authentication and delivery upon original issuance of Securities of any series that are to be guaranteed by a Person, the Company, the Trustee and such Person shall have entered into a supplemental indenture pursuant to Section 9.1(11) of the Indenture whereby such Person shall have executed a Securities Guarantee under the Indenture with respect to any series of Securities as to which such Person has been so established pursuant to Section 2.1 of the Indenture as a Guarantor thereof.
     WHEREAS, the Company intends by this First Supplemental Indenture to create and provide for the issuance of new series of debt securities to be designated as the “1.70% Notes due 2011” (the “2011 Notes”) and the “2.35% Notes due 2012” (the “2012 Notes” and, together with the 2011 Notes, the “Notes”);
     WHEREAS, the Company intends by this First Supplemental Indenture to provide that the 2011 Notes and the 2012 Notes will be entitled to the benefits of the Securities Guarantee of the Guarantors;
     WHEREAS, the Guarantors intend by this First Supplemental Indenture to execute a Securities Guarantee with respect to the 2011 Notes and 2012 Notes;
     WHEREAS, pursuant to Section 9.1(9) and (11) of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this First Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder of Notes;

     WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Company and the Guarantors according to their terms, and all actions required to be taken by the Company and the Guarantors under the Indenture to make this First Supplemental Indenture a valid, binding and legal agreement of the Company and the Guarantors, have been done;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01 Definitions.
     (a) All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Indenture.
     (b) The following are definitions used in this First Supplemental Indenture, and to the extent that a term is defined both herein and in the Indenture, the definition in this First Supplemental Indenture shall govern with respect to the Notes.
     “Attributable Debt” in respect of a sale and leaseback transaction means, at any time of determination, the present value at that time of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Attributable Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
     “Capital Lease Obligation” means, at any time of determination, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.
     “Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its Subsidiaries) becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company or other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a transaction or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to one or more Persons (other than the Company or one of its subsidiaries); or (3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (b)(i) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction, or (ii) immediately following that transaction no Person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.
     “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
     “Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.
     “Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all of these quotations.
     “Consolidated Total Assets” means, with respect to any Person, as of any date of determination, the total assets reflected on the consolidated balance sheet of such Person and its subsidiaries as of the end of the most recently ended fiscal quarter of such Person for which consolidated financial statements have been prepared, determined on a consolidated basis in accordance with GAAP.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (a) was a member of the Board of Directors on the date the Notes were issued or (b) was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).
      “Credit Agreements” means the Existing Credit Agreements as such agreements may be amended, supplemented or otherwise modified from time to time, and any agreement, indenture or other documentation relating to extensions, refinancings, replacements or restructuring of the credit facilities governed by the Existing Credit Agreements, whether the same or any other agent, agents, lenders or group of lenders is or are parties thereto.
     “Existing Credit Agreements” means (1) the Credit Agreement dated as of March 10, 2008 and amended and restated on April 11, 2008, among the Company, the lenders and issuing banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as documentation agents and (2) the 364-day Bridge Credit Agreement dated as of March 10, 2008 and amended and restated on April 11, 2008, among the Company, the lenders and issuing banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as documentation agents.
     “Fitch” means Fitch Ratings.
     “Funded Debt” means Indebtedness which by its terms matures at or is extendible or renewable at the option of the obligor to date more than 12 months after the date of the creation or incurrence of such Indebtedness.
     “Indebtedness” means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent: (1) in respect of borrowed money; (2) evidenced by bonds, notes, debentures, or similar instruments or letters of credit (or reimbursement agreements with respect thereto); (3) in respect of banker’s acceptances, bank guarantees, surety bonds or similar instruments; (4) representing Capital Lease Obligations; or (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business; if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet (excluding the notes thereto) of the specified Person prepared in accordance with GAAP.
     In addition, the term “Indebtedness” includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of the specified Person in accordance with GAAP: (1) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); and (2) to the extent not otherwise included, any guarantee by the specified Person of Indebtedness of any other Person.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
     “Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.
     “Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction. Notwithstanding the foregoing, an operating lease shall not be deemed to constitute a Lien.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Permitted Encumbrances” means: (1) Liens imposed by law for taxes, assessments or governmental charges that are not overdue for a period of more than 30 days or that are being contested in good faith; (2) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days (or if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Liens) or are being contested in good faith; (3)(i) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary of the Company; (4) deposits to secure the performance of bids, trade contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business; (5) judgment liens for the payment of money (i) in excess of $75,000,000 in the aggregate (to the extent not covered by independent third-party insurance) or (ii) in respect of judgments that the Company or a Subsidiary of the Company is in good faith prosecuting an appeal or other proceeding for review or Liens incurred by the Company or a Subsidiary of the Company for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or a Subsidiary of the Company is a party; (6) easements, restrictions, rights-of-way and similar encumbrances and minor title defects on real property imposed by law or arising in the ordinary course of business that do not secure any payment obligations and do not, in the aggregate, materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary of the Company; (7) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness; (8) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (9) Liens (i) of a collection bank on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry; (10) any interest or title of a lessor under leases entered into by the Company or any of its Subsidiaries in the ordinary course of business and financing statements with respect to a lessor’s right in and to personal property leased to the Company or any of its Subsidiaries in the ordinary course of the Company’s or any of its Subsidiaries’ business other than through a capital lease; (11) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Subsidiaries in the ordinary course of business; (12) Liens deemed to exist in connection with Permitted Investments and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes; (13) Liens that are contractual rights of set-off: (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Subsidiary of the Company to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary of the Company in the ordinary course of business; (14) Liens solely on any cash earnest money deposits made by the Company or any Subsidiaries in connection with any letter of intent or purchase agreement; (15) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located; (16) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (17) any zoning or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Company or any Subsidiary of the Company; and (18) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods.
     “Permitted Investments” means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s; (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United Sates or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and (e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
     “Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Principal Property” means (i) any manufacturing, processing or bottling plant, warehouse or distribution center (including the land upon which it is situated), owned and operated by the Company or any Subsidiary of the Company on the date the separation of the Company from Cadbury Schweppes was completed, other than property which, in the opinion of the Board of Directors of the Company, individually and in the aggregate, is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole, and

(ii) any manufacturing, processing or bottling plant, warehouse or distribution center (including the land upon which it is situated), purchased or constructed by the Company or any Subsidiary of the Company after the date the separation of the Company from Cadbury Schweppes was completed, provided that the original cost of such purchase or construction is an amount greater than 1% of Consolidated Total Assets of the Company.
     “Rating Agencies” means (a) each of Fitch, Moody’s and S&P; and (b) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) selected by the Company as a replacement Rating Agency for a former Rating Agency.
     “Rating Event” means the rating on the applicable series of Notes is lowered by each of the Rating Agencies and such Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (a) the occurrence of a Change of Control and (b) public notice of the occurrence of a Change of Control or intention by the Company to effect a Change of Control; provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event). If any Rating Agency is not providing a rating of the Notes on any day during the relevant period for any reason and the Company has not selected a replacement Rating Agency pursuant to the terms hereof, the rating of such Rating Agency shall be deemed to be below an Investment Grade Rating on such day and such Rating Agency will be deemed to have lowered its rating of the Notes during the relevant period.
     “Reference Treasury Dealer” means each of Morgan Stanley & Co. Incorporated and UBS Securities LLC (or their respective affiliates that are primary U.S. Government securities dealers), and their respective successors, or if at any time any of the above is not a primary U.S. Government securities dealer, one other nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
     “Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.
     “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.
     “Treasury Rate” means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as the second business day immediately preceding that redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.
     Section 1.02 Other Definitions.

Term	Defined in Section
“2011 Interest Payment Date”	2.04	(c)
“2011 Maturity Date”	2.04	(b)
“2011 Regular Record Date”	2.04	(c)
“2012 Interest Payment Date”	2.05	(c)
“2012 Maturity Date”	2.05	(b)
“2012 Regular Record Date”	2.05	(c)
“Change of Control Offer”	4.01	(b)
“Change of Control Payment”	4.01	(a)
“Change of Control Payment Date”	4.01	(b)(ii)
“Redemption Price”	3.01
     Section 1.03 Incorporation by Reference of Trust Indenture Act.
     The Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Indenture. The following Trust Indenture Act terms have the following meanings:
     “indenture securities” means the Notes.
     “indenture security holder” means a Holder.
     “indenture to be qualified” means this First Supplemental Indenture.

     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Company and the Guarantors and any other obligor on the indenture securities.
     All other Trust Indenture Act terms used in this First Supplemental Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.
ARTICLE II
APPLICATION OF SUPPLEMENTAL INDENTURE
AND CREATION, FORMS, TERMS AND CONDITIONS OF NOTES
     Section 2.01 Application of this First Supplemental Indenture.
     Notwithstanding any other provision of this First Supplemental Indenture, the provisions of this First Supplemental Indenture, including the covenants set forth herein, are expressly and solely for the benefit of the holders of the Notes. The Notes constitute two separate series of Securities as provided in Section 2.1 of the Indenture.
     Section 2.02 Creation of the Notes. In accordance with Section 2.1 of the Indenture, the Company hereby creates each of the 2011 Notes and the 2012 Notes as a separate series of its Securities issued pursuant to the Indenture. The 2011 Notes shall be issued initially in an aggregate principal amount of $400,000,000 and the 2012 Notes shall be issued initially in an aggregate principal amount of $450,000,000.
     Section 2.03 Form of the Notes. The Notes shall each be issued in the form of a Global Note, duly executed by the Company and the Guarantors and authenticated by the Trustee, which shall be deposited with the Trustee as custodian for DTC and registered in the name of “Cede & Co.,” as the nominee of DTC. The 2011 Notes shall be substantially in the form of Exhibit A attached hereto, and the 2012 Notes shall be substantially in the form of Exhibit B attached hereto. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, shall be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture. Ownership of beneficial interests in such Global Note shall be shown on, and transfers thereof will be effective only through, records maintained by DTC (with respect to beneficial interests of participants) or by participants or Persons that hold interests through participants (with respect to beneficial interests of beneficial owners).
     Section 2.04 Terms and Conditions of the 2011 Notes.
     The 2011 Notes shall be governed by all the terms and conditions of the Indenture, as supplemented by this First Supplemental Indenture. In particular, the following provisions shall be terms of the 2011 Notes:
     (a) Title and Conditions of the 2011 Notes. The title of the 2011 Notes shall be as specified in the Recitals; and the aggregate principal amount of the 2011 Notes shall be as specified in Section 2.02 of this Article II, except for 2011 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Notes pursuant to Sections 2.8, 2.9, 2.13, 2.16, 5.7 or 9.5 of the Indenture.
     (b) Stated Maturity. The 2011 Notes shall mature, and the principal of the 2011 Notes shall be due and payable in U.S. Dollars to the Holders thereof, together with all accrued and unpaid interest thereon, on December 21, 2011 (the “2011 Maturity Date”).
     (c) Payment of Principal and Interest. The 2011 Notes shall bear interest at 1.70% per annum, from and including December 21, 2009, or from the most recent 2011 Interest Payment Date (as defined hereafter) on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. Interest on the 2011 Notes shall be payable semi-annually in arrears in U.S. Dollars on June 21 and December 21 of each year, commencing on June 21, 2010 (each such date, a “2011 Interest Payment Date” for the purposes of the 2011 Notes under this First Supplemental Indenture). Payments of interest shall be made to the Person in whose name a 2011 Note (or predecessor 2011 Note) is registered (which shall initially be the Depositary) at the close of business on the June 6 or December 6, as the case may be, next preceding such 2011 Interest Payment Date (each such date, a “2011 Regular Record Date” for the purposes of the 2011 Notes under this First Supplemental Indenture.
     (d) Registration and Form. The 2011 Notes shall be issuable as registered securities as provided in Section 2.03 if this Article II. The form of the 2011 Notes shall be as set forth in Exhibit A attached hereto. The 2011 Notes shall be issued and may be transferred only in minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof. All payments of principal, Redemption Price (as defined below) and accrued unpaid interest in respect of the 2011 Notes shall be made by the Company by wire transfer of immediately available funds in U.S. Dollars to the Depositary or its nominee, as the case may be, as the registered owner of the Global Notes representing such 2011 Notes.
     (e) Legal Defeasance and Covenant Defeasance. The provisions for legal defeasance in Section 8.2 of the Indenture, and the provisions for covenant defeasance in Section 8.3 of the Indenture, shall be applicable to the 2011 Notes.
     (f) Further Issuance. Notwithstanding anything to the contrary contained herein or in the Indenture, the Company may, from time to time, without the consent of or notice to the Holders, create and issue further securities having the same ranking and interest rate, maturity and other terms as the 2011 Notes, except for issue date, the public offering price and the first interest payment date. Additional 2011 Notes issued in this manner shall be consolidated with and shall form a single series with the previously outstanding 2011 Notes.

     (g) Redemption. The 2011 Notes are subject to redemption by the Company in whole or in part in the manner described herein.
     (h) Guarantees. The payment of the principal and any accrued and unpaid interest on the 2011 Notes, whether at the 2011 Maturity Date, by acceleration, by redemption or otherwise, is fully and unconditionally guaranteed, jointly and severally, by the Guarantors as provided in Article X of the Indenture.
     (i) Ranking. The 2011 Notes and the Securities Guarantees are senior unsecured obligations of the Company and the Guarantors, respectively, and rank equally in right of payment with all unsecured and unsubordinated indebtedness of the Company and the Guarantors, respectively.
     (j) Sinking Fund. The 2011 Notes are not subject to any sinking fund.
     (k) Other Terms and Conditions. The 2011 Notes shall have such other terms and conditions as provided in the form thereof attached as Exhibit A hereto.
     Section 2.05 Terms and Conditions of the 2012 Notes.
     The 2012 Notes shall be governed by all the terms and conditions of the Indenture, as supplemented by this First Supplemental Indenture. In particular, the following provisions shall be terms of the 2012 Notes:
     (a) Title and Conditions of the 2012 Notes. The title of the 2012 Notes shall be as specified in the Recitals; and the aggregate principal amount of the 2012 Notes shall be as specified in Section 2.02 of this Article II, except for 2012 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Notes pursuant to Sections 2.8, 2.9, 2.13, 2.16, 5.7 or 9.5 of the Indenture.
     (b) Stated Maturity. The 2012 Notes shall mature, and the principal of the 2012 Notes shall be due and payable in U.S. Dollars to the Holders thereof, together with all accrued and unpaid interest thereon, on December 21, 2012 (the “2012 Maturity Date”).
     (c) Payment of Principal and Interest. The 2012 Notes shall bear interest at 2.35% per annum, from and including December 21, 2009, or from the most recent 2012 Interest Payment Date (as defined hereafter) on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. Interest on the 2012 Notes shall be payable semi-annually in arrears in U.S. Dollars on June 21 and December 21 of each year, commencing on June 21, 2010 (each such date, a “2012 Interest Payment Date” for the purposes of the 2012 Notes under this First Supplemental Indenture). Payments of interest shall be made to the Person in whose name a 2012 Note (or predecessor 2012 Note) is registered (which shall initially be the Depositary) at the close of business on the June 6 or December 6, as the case may be, next preceding such 2012

Interest Payment Date (each such date, a “2012 Regular Record Date” for the purposes of the 2012 Notes under this First Supplemental Indenture.
     (d) Registration and Form. The 2012 Notes shall be issuable as registered securities as provided in Section 2.03 of this Article II. The form of the 2012 Notes shall be as set forth in Exhibit B attached hereto. The 2012 Notes shall be issued and may be transferred only in minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof. All payments of principal, Redemption Price (as defined below) and accrued unpaid interest in respect of the 2012 Notes shall be made by the Company by wire transfer of immediately available funds in U.S. Dollars to the Depositary or its nominee, as the case may be, as the registered owner of the Global Notes representing such 2012 Notes.
     (e) Legal Defeasance and Covenant Defeasance. The provisions for legal defeasance in Section 8.2 of the Indenture, and the provisions for covenant defeasance in Section 8.3 of the Indenture, shall be applicable to the 2012 Notes.
     (f) Further Issuance. Notwithstanding anything to the contrary contained herein or in the Indenture, the Company may, from time to time, without the consent of or notice to the Holders, create and issue further securities having the same ranking and interest rate, maturity and other terms as the 2012 Notes, except for issue date, the public offering price and the first interest payment date. Additional 2012 Notes issued in this manner shall be consolidated with and shall form a single series with the previously outstanding 2012 Notes.
     (g) Redemption. The 2012 Notes are subject to redemption by the Company in whole or in part in the manner described herein.
     (h) Guarantees. The payment of the principal and any accrued and unpaid interest on the 2012 Notes, whether at the 2012 Maturity Date, by acceleration, by redemption or otherwise, is fully and unconditionally guaranteed, jointly and severally, by the Guarantors as provided in Article X of the Indenture.
     (i) Ranking. The 2012 Notes and the Securities Guarantees are senior unsecured obligations of the Company and the Guarantors, respectively, and rank equally in right of payment with all unsecured and unsubordinated Indebtedness of the Company and the Guarantors, respectively.
     (j) Sinking Fund. The 2012 Notes are not subject to any sinking fund.
     (k) Other Terms and Conditions. The 2012 Notes shall have such other terms and conditions as provided in the form thereof attached as Exhibit B hereto.

ARTICLE III
REDEMPTION
     Section 3.01 Optional Redemption. The Notes of each series are subject to redemption at any time or from time to time, in whole or in part, at the Company’s option at a redemption price (the “Redemption Price”) equal to the greater of:
(i)	100% of the principal amount of the Notes to be redeemed, and

(ii)	the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, in the case of the 2011 Notes and 20 basis points, in the case of the 2012 Notes, in each case plus accrued and unpaid interest thereon to the redemption date.
     Section 3.02 Notices to Trustee.
     If the Company elects to redeem the Notes of either series pursuant to this Article III, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed.
     The Company shall give each notice to the Trustee provided for in this Section upon not later than the earlier of 45 days before the redemption date or the date on which notice is given to the Holders (unless the Trustee consents to a shorter period). Such notice shall be accompanied by an Officers’ Certificate to the effect that such redemption will comply with the conditions herein and in the Indenture.
     Section 3.03 Selection of Notes to Be Redeemed.
     If fewer than all the Notes of a series are to be redeemed, the Trustee shall, subject to applicable law, select the Notes of such series to be redeemed as follows: (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or (2) on a pro rata basis, if the Notes are not listed on any national securities exchange.
     The Trustee shall make the selection of Notes to be redeemed from outstanding Notes of such series not previously called for redemption. Provisions of this First Supplemental Indenture that apply to the Notes called for redemption also apply to portions of the Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of the Notes to be redeemed.

     Section 3.04 Notice of Redemption.
     At least 30 days but not more than 60 days before the redemption date of the Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of the Notes to be redeemed at such Holder’s registered address.
     The notice shall identify the Notes to be redeemed and shall state:
     (a) the redemption date;
     (b) the Redemption Price and the amount of accrued interest to the redemption date;
     (c) the name and address of the Paying Agent;
     (d) that the Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
     (e) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;
     (f) if the Notes are to be redeemed in part, upon surrender of such Notes, the Holder will receive, without charge, a new Note for the principal amount remaining unredeemed;
     (g) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of the Indenture, interest on the Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
     (h) the CUSIP number, if any, printed on the Notes being redeemed; and
     (i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
     At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.
     Section 3.05 Effect of Notice of Redemption.
     Once notice of redemption is mailed, the Notes called for redemption become due and payable on the redemption date and at the Redemption Price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice, plus accrued interest, if any, to the redemption date; provided, however, that installments of interest on the Notes that are due and payable on the 2011 Interest Payment Dates or the 2012 Interest Payment Dates, as the case may be, falling on or prior to a redemption date will be payable on such 2011 Interest Payment Date or 2012 Interest Payment Date to the registered Holders as of the close of business on the relevant 2011 Regular Record Date or 2012 Regular Record Date, as the case may be, according to the terms of the Notes and the Indenture. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
     Section 3.06 Deposit of Redemption Price.
     Prior to 11:00 a.m. New York City time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date.
     Section 3.07 Notes Redeemed in Part.
     Upon surrender of a Note that is redeemed in part, the Company and the Guarantors shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Note of such series equal in principal amount to the unredeemed portion of the Notes surrendered.
ARTICLE IV
CHANGE OF CONTROL
     Section 4.01 Change of Control.
     (a) Upon the occurrence of a Change of Control Triggering Event, unless all Notes have been called for redemption pursuant to Section 3.01 hereof, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to an integral multiple of $1,000) of such Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase (the “Change of Control Payment”).
     (b) Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any proposed Change of Control, but after the public announcement of the proposed Change of Control, the Company shall mail, or cause to be mailed, a notice (a “Change of Control Offer”) to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and specifying:
     (i) that the Change of Control Offer is being made pursuant to this Section 4.01 and that all Notes tendered will be accepted for payment;
     (ii) the Change of Control Payment and the purchase date, which shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
     (iii) the CUSIP numbers for the Notes;
     (iv) that any Note not tendered will continue to accrue interest;

     (v) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
     (vi) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (vii) that Holders will be entitled to withdraw their election referred to in clause (vi) if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;
     (viii) that Holders whose Notes of any series are being purchased only in part will be issued new Notes of such series equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and
     (ix) if the notice is mailed prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.
     (c) The Company shall cause the Change of Control Offer to remain open for at least 20 Business Days or such longer period as is required by applicable law. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.01, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.01 by virtue of such conflict.
     (d) On the Change of Control Payment Date, the Company will, to the extent lawful:
     (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
     (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
     (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

     (e) The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note of the same series equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
     (f) The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.01 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer. In addition, notwithstanding the provisions of this Section 4.01, if an Event of Default exists under the Indenture (which is unrelated to the repurchase provisions of this Section 4.01), including Events of Default arising with respect to other series of Securities, the Company shall not be required to repurchase the Notes.
ARTICLE V
COVENANTS
     The covenants set forth in this Article V shall be applicable to the Company in addition to the covenants in Article III of the Indenture, which shall in all respects be applicable in respect of the Notes.
     Section 5.01 Limitation on Secured Indebtedness.
     The Company shall not, and shall not permit any Subsidiary to, incur, issue, assume, or guarantee any Indebtedness secured by a Lien on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property, owned or acquired by the Company or any Subsidiary of the Company, without effectively providing that the outstanding Notes and the Securities Guarantees (together with, if the Company shall so determine, any other Indebtedness of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the Notes or the Securities Guarantees) shall be secured equally and ratably with (or prior to) such secured Indebtedness so long as such secured Indebtedness shall be so secured. The foregoing restrictions do not apply to:
     (a) Permitted Encumbrances;
     (b) Liens on any asset or property at the date of the indenture, provided that,
     (i) such Liens shall not apply to any other property or asset of the Company or any Subsidiary of the Company (other than the proceeds or products of the property or asset originally subject to such Liens), and

     (ii) such Liens shall secure only those obligations which it secures on the date of the Indenture and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (c) Liens on any asset or property of any corporation or other Person at the time such corporation or other Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or any Subsidiary of the Company, provided that,
     (i) such Liens were in existence prior to such corporation or other Person becoming a Subsidiary of the Company or such merger or consolidation and shall not apply to any other property or asset of the Company or any Subsidiary of the Company (other than the proceeds or products of the property or asset originally subject to such Liens), and
     (ii) such Liens shall secure only those obligations which it secures on the date that such corporation or other Person becomes a Subsidiary of the Company or the date of such merger or consolidation, and
     (iii) extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (d) Liens securing Indebtedness of
     (i) a Subsidiary of the Company to the Company or a Guarantor,
     (ii) the Company to a Guarantor, or
     (iii) a Guarantor to the Company or another Guarantor;
     (e) Liens on any property or asset to secure the payment of all or any part of the Capital Lease Obligations or purchase price of such property or asset upon the acquisition or lease of such property or asset by the Company or a Subsidiary of the Company or to secure any Indebtedness incurred prior to, at the time of, or within 270 days after, the later of the date of acquisition or lease of such property or asset and the date such property or assets is placed in service, for the purpose of financing all or any part of the purchase price thereof or Capital Lease Obligations with respect thereto, or Liens to secure any Indebtedness incurred for the purpose of financing the cost to the Company or a Subsidiary of the Company of construction, alteration or improvement to such acquired property or asset;
     (f) Liens securing industrial revenue bonds, pollution control bonds or other similar tax-exempt bonds;
     (g) any other Liens incidental to construction or maintenance of real property of the Company or any Subsidiary of the Company which were not incurred in connection with borrowing money or obtaining advances or credits or the acquisition of property or assets and in the aggregate do not materially impair the use of any property or assets or which are being contested in good faith by the Company or such Subsidiary; or

     (h) any extension, renewal or replacement (including successive extensions, renewals or replacements), as a whole or in part, of any of the Liens enumerated in clauses (a) through (g) above; provided, however, that
     (i) such extension, renewal or replacement Liens are limited to all or part of the same property or asset that secured the Liens extended, renewed, or replaced (plus improvements on such property or asset) and
     (ii) the principal amount of Indebtedness secured by such Liens at such time is not increased.
     Section 5.02 Limitation on Sale and Leaseback Transactions.
     The Company shall not directly or indirectly, and shall not permit any Subsidiary directly or indirectly to, engage in the sale or transfer of any Principal Property to a Person and the taking back by the Company or any of its Subsidiaries, as the case may be, of a lease of such Principal Property, whether now owned or hereafter acquired, unless:
     (a) such transaction was entered into prior to date of the Indenture;
     (b) such transaction was for the sale and leasing back to the Company by any one of its Subsidiaries;
     (c) such transaction involves a lease for not more than three years;
     (d) such transaction occurs within six months from the date of acquisition of the subject Principal Property or the date of the completion of construction or commencement of full operations of such Principal Property, whichever is later;
     (e) the Company or such Subsidiary under Sections 6.01(a) through (h) of this First Supplemental Indenture may incur Indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the Notes; or
     (f) the Company or a Subsidiary applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business or to the retirement of Funded Debt within 270 days before or after the effective date of any such sale and leaseback transaction; provided that, in lieu of applying such amount to the retirement of Funded Debt, the Company or a Subsidiary may deliver Notes to the Trustee for cancellation, such Notes to be credited to the amount of net proceeds from the sale of such property or assets at the cost of acquisition of such Notes to the Company or such Subsidiary.
     Section 5.03 Exceptions.
     Notwithstanding the restrictions set forth in Sections 5.01 and 5.02 of this First Supplemental Indenture on Indebtedness secured by Lien and sale and leaseback transactions, respectively, the Company and its Subsidiaries may incur, issue, assume or guarantee Indebtedness secured by a Lien on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property, or engage in the sale or transfer of any Principal Property and the leaseback of such Principal Property by the Company or any of its Subsidiaries, provided that at the time of such restricted transaction, and after giving effect thereto, the aggregate principal amount of all Indebtedness secured by Liens on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property, together with the aggregate amount of Attributable Debt outstanding in respect of sale and leaseback transactions does not exceed 15% of Consolidated Total Assets of the Company.
ARTICLE VI
AGREEMENT TO BE BOUND; SECURITIES GUARANTEE
     Section 6.01 Agreements to be Bound. Each Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Guarantors agree to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.
     Section 6.02 Guarantees. Each Guarantor hereby unconditionally guarantees, jointly and severally with each other Guarantor, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the full and punctual payment when due, whether at Maturity, by redemption, acceleration or otherwise, of the obligations of the Company under the Notes and the other guaranteed obligations of the Company set forth in Article X of the Indenture. The terms of each Securities Guarantee are more fully set forth in Article X of the Indenture and each Guarantor agrees to be bound by such terms.
     Section 6.03 Future Guarantors. The Company shall cause any Subsidiary of the Company that guarantees, directly or indirectly, any Indebtedness of the Company (including any Indebtedness under any Credit Agreement) to at the same time, execute and deliver to the Trustee a supplement to the Indenture pursuant to which such Subsidiary will guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture. Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture until such Securities Guarantee is released in accordance with the provisions of the Indenture.
ARTICLE VII
MISCELLANEOUS
     Section 7.01 Ratification of Indenture.
     This First Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this First Supplemental Indenture shall read, taken and constructed as one and the same instrument.

     Section 7.02 Trust Indenture Act Controls.
     If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this First Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.
     Section 7.03 Notices.
     All notices and other communications shall be given as provided in the Indenture; provided that notices to a Guarantor shall be given to such Guarantor in case of the Company.
     Section 7.04 Governing Law.
     THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 7.05 Successors.
     All agreements of the Company and the Guarantors in this First Supplemental Indenture and the Notes shall bind their successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.
     Section 7.06 Multiple Originals.
     The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.
     Section 7.07 Headings.
     The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
     Section 7.08 Trustee Not Responsible for Recitals
     The recitals contained herein shall be taken as statements of the Company and the Guarantors, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this First Supplemental Indenture and perform its obligations hereunder.

     IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

COMPANY: DR PEPPER SNAPPLE GROUP, INC.
By:	/s/ John O. Stewart
	Name:	John O. Stewart
	Title:	Executive Vice President and Chief Financial Officer

This is a signature page to the First Supplemental Indenture.

GUARANTORS:

234DP AVIATION, LLC
A&W CONCENTRATE COMPANY
AMERICAS BEVERAGES MANAGEMENT GP
AMTRANS, INC.
BERKELEY SQUARE US, INC.
BEVERAGE INVESTMENTS LLC
BEVERAGES DELAWARE INC.
DP BEVERAGES INC.
DPS AMERICAS BEVERAGES INVESTMENTS, INC.
DPS AMERICAS BEVERAGES, LLC
DPS BEVERAGES, INC.
DPS BUSINESS SERVICES, INC.
DPS FINANCE II, INC.
DPS HOLDINGS INC.
DPS HOLDINGS U.S.
DR PEPPER COMPANY
DR PEPPER/SEVEN-UP BEVERAGE SALES COMPANY
DR PEPPER/SEVEN UP MANUFACTURING COMPANY
DR PEPPER/SEVEN UP, INC.
HIGH RIDGE INVESTMENTS US, INC.
INTERNATIONAL BEVERAGE INVESTMENTS GP
INTERNATIONAL INVESTMENTS MANAGEMENT LLC
MOTT’S GENERAL PARTNERSHIP
MOTT’S LLP
MSSI LLC
NANTUCKET ALLSERVE, INC.
NUTHATCH TRADING US, INC.
PACIFIC SNAPPLE DISTRIBUTORS, INC.
ROYAL CROWN COMPANY, INC.
SNAPPLE BEVERAGE CORP.
SNAPPLE DISTRIBUTORS, INC.
THE AMERICAN BOTTLING COMPANY

By:	/s/ John O. Stewart
	Name:	John O. Stewart
	Title:	Executive Vice President and Chief Financial Officer

SPLASH TRANSPORT, INC.
By:	/s/ Robert Callan
	Name:	Robert Callan
	Title:	Vice President and Secretary

This is a signature page to the First Supplemental Indenture.

TRUSTEE: WELLS FARGO BANK, N.A., as Trustee
By:	/s/ John C. Stohlmann
	Name:	John C. Stohlmann
	Title:	Vice President

This is a signature page to the First Supplemental Indenture.

SCHEDULE I
LIST OF GUARANTORS
234DP Aviation, LLC
A&W Concentrate Company
Americas Beverages Management GP
AmTrans, Inc.
Berkeley Square US, Inc.
Beverage Investments LLC
Beverages Delaware Inc.
DP Beverages Inc.
DPS Americas Beverages Investments, Inc.
DPS Americas Beverages, LLC
DPS Beverages, Inc.
DPS Business Services, Inc.
DPS Finance II, Inc.
DPS Holdings Inc.
DPS Holdings U.S.
Dr Pepper Company
Dr Pepper/Seven-Up Beverage Sales Company
Dr Pepper/Seven Up Manufacturing Company
Dr Pepper/Seven Up, Inc.
High Ridge Investments US, Inc.
International Beverage Investments GP
International Investments Management LLC
Mott’s General Partnership
Mott’s LLP
MSSI LLC
Nantucket Allserve, Inc.
Nuthatch Trading US, Inc.
Pacific Snapple Distributors, Inc.
Royal Crown Company, Inc.
Snapple Beverage Corp.
Snapple Distributors, Inc.
Splash Transport, Inc.
The American Bottling Company

Schedule I - Page 1

EXHIBIT A
FORM OF 2011 NOTE
THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
CUSIP NO. 26138E AK5
DR PEPPER SNAPPLE GROUP, INC.
1.70% SENIOR NOTE DUE 2011

$400,000,000	No.: R-1
     DR PEPPER SNAPPLE GROUP, INC., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FOUR HUNDRED MILLION DOLLARS or such other Principal Amount as shall be set forth on Schedule I hereto on December 21, 2011 and to pay interest thereon at the rate of 1.70% per annum from and including December 21, 2009, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on June 21 and December 21 of each year, commencing June 21, 2010 (each an “Interest Payment Date”), until the principal hereof is paid or made available for payment.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the regular record date for such interest, which will be the June 6 and December 6, as the case may be (each, a “Regular Record Date”), immediately preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee,

Exhibit A - Page 1

notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose pursuant to the Indenture (initially the principal corporate trust office of the Trustee in Fort Worth, Texas (the “Corporate Trust Office”)), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. Payments of principal and interest at maturity will be made against presentation of this Note at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by check or wire transfer.
     Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.
     Unless the Certificate of Authentication hereon has been executed by the Trustee or an authenticating agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Signature Pages Follow]

Exhibit A - Page 2

     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the manual or facsimile signature of its Chief Executive Officer, its President or one of its Vice Presidents and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.
Date: December 21, 2009

DR PEPPER SNAPPLE GROUP, INC.
By:
	Name:	John O. Stewart
	Title:	Executive Vice President and Chief Financial Officer

ATTEST:

Secretary

Exhibit A - Page 3

Trustee’s Certificate of Authentication
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:

WELLS FARGO BANK, N.A., as Trustee
By:
Authorized Officer

Exhibit A - Page 4

(Reverse of Note)
DR PEPPER SNAPPLE GROUP, INC.
1.70% SENIOR NOTE DUE 2011
     1. This Note is one of a duly authorized issue of securities of the Company designated as its 1.70% Senior Notes due 2011 (the “Notes”) limited in aggregate principal amount to $400,000,000 issued and to be issued under an indenture, dated as of December 15, 2009, between the Company and Wells Fargo Bank, N.A., as trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), and the first supplemental indenture, dated as of December 21, 2009 (the “Base Indenture,” as so supplemented and as it may be further supplemented or amended from time to time, is herein referred to as the “Indenture”), between the Company, the guarantors named therein and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon (including post-default interest), will constitute unsecured and unsubordinated indebtedness of the Company and will rank equally in right of payment with all of the Company’s current and future unsecured and unsubordinated indebtedness.
     2. The Notes are subject to redemption at any time or from time to time, in whole or in part, at the Company’s option at a Redemption Price equal to the greater of:
     (i) 100% of the principal amount of the Notes to be redeemed, and
     (ii) the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus  15 basis points, plus, in each case, accrued and unpaid interest thereon to the redemption date.
     “Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.
     “Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all of these quotations.

Exhibit A - Page 5

     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
     “Reference Treasury Dealer” means each of Morgan Stanley & Co. Incorporated and UBS Securities LLC (or their respective affiliates that are primary U.S. Government securities dealers), and their respective successors, or if at any time any of the above is not a primary U.S. Government securities dealer, one other nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
     “Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.
     “Treasury Rate” means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as the second business day immediately preceding that redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.
     Any notice to Holders of Notes of a redemption pursuant to this paragraph 2 hereof will include, among other things set forth in the Indenture, the redemption date, the Redemption Price, the amount of accrued and unpaid interest to the redemption date, and the name and address of the Paying Agent.
     3. Upon the occurrence of a Change of Control Triggering Event, unless all Notes have been called for redemption pursuant to paragraph 2 of this Note, each Holder of the Notes shall have the right to require the Company to repurchase all or any part (equal to an integral multiple of $1,000) of such Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase. “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event, as such terms are defined in the Indenture. The Change of Control Offer will be made in accordance with the terms specified in the Indenture.
     4. The payment of the principal of and interest on the Notes will be unconditionally guaranteed by the Guarantors, if any, on the terms set forth in the Indenture.

Exhibit A - Page 6

     5. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     6. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     7. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.
     8. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     9. The Notes are issuable only in fully registered form, without coupons, in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.
     10. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     11. Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

Exhibit A - Page 7

     12. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Interest shall be payable to and excluding any Interest Payment Date.
     13. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     14. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, the Indenture, the Securities Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.
     15. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     16. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     17. Each Holder of this Note covenants and agrees by such Holder’s acceptance thereof to comply with and be bound by the foregoing provisions.
     18. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     19. All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Exhibit A - Page 8

ASSIGNMENT FORM
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                                                                    attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated:
Signature:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature Guarantee:
SIGNATURE GUARANTEE
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A - Page 9

Schedule I
SCHEDULE OF TRANSFERS AND EXCHANGES
     The following increases or decreases in Principal Amount of this Global Security have been made:

			Principal Amount of this	Signature of
	Amount of Decrease in	Amount of Increase in	Global Security	Authorized
Date of	Principal Amount of	Principal Amount of	following such Decrease	Signatory of trustee
Exchange	this Global Security	this Global Security	or Increase	or Custodian

Exhibit A - Page 1

EXHIBIT B
FORM OF 2012 NOTE
THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
CUSIP NO. 26138E AL 3
DR PEPPER SNAPPLE GROUP, INC.
2.35% SENIOR NOTE DUE 2012

$450,000,000	No.: R-1
     DR PEPPER SNAPPLE GROUP, INC., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FOUR HUNDRED FIFTY MILLION DOLLARS or such other Principal Amount as shall be set forth on Schedule I hereto on December 21, 2012 and to pay interest thereon at the rate of 2.35% per annum from and including December 21, 2009, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on June 21 and December 21 of each year, commencing June 21, 2010 (each an “Interest Payment Date”), until the principal hereof is paid or made available for payment.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the regular record date for such interest, which will be the June 6 and December 6, as the case may be (each, a “Regular Record Date”), immediately preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record

Exhibit B - Page 1

Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose pursuant to the Indenture (initially the principal corporate trust office of the Trustee in Fort Worth, Texas (the “Corporate Trust Office”)), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. Payments of principal and interest at maturity will be made against presentation of this Note at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by check or wire transfer.
     Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.
     Unless the Certificate of Authentication hereon has been executed by the Trustee or an authenticating agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Signature Pages Follow]

Exhibit B - Page 2

     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the manual or facsimile signature of its Chief Executive Officer, its President or one of its Vice Presidents and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.
Date: December 21, 2009

DR PEPPER SNAPPLE GROUP, INC.
By:
	Name:	John O. Stewart
	Title:	Executive Vice President and Chief Financial Officer

ATTEST:

Secretary

Exhibit B - Page 3

Trustee’s Certificate of Authentication
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:

WELLS FARGO BANK, N.A., as Trustee
By:
Authorized Officer

Exhibit B - Page 4

(Reverse of Note)
DR PEPPER SNAPPLE GROUP, INC.
2.35% SENIOR NOTE DUE 2012
     1. This Note is one of a duly authorized issue of securities of the Company designated as its 2.35% Senior Notes due 2012 (the “Notes”) limited in aggregate principal amount to $450,000,000 issued and to be issued under an indenture, dated as of December 15, 2009, between the Company and Wells Fargo Bank, N.A., as trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), and the first supplemental indenture, dated as of December 21, 2009 (the “Base Indenture,” as so supplemented and as it may be further supplemented or amended from time to time, is herein referred to as the “Indenture”), between the Company, the guarantors named therein and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon (including post-default interest), will constitute unsecured and unsubordinated indebtedness of the Company and will rank equally in right of payment with all of the Company’s current and future unsecured and unsubordinated indebtedness.
     2. The Notes are subject to redemption at any time or from time to time, in whole or in part, at the Company’s option at a Redemption Price equal to the greater of:
     (i) 100% of the principal amount of the Notes to be redeemed, and
     (ii) the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to the redemption date.
     “Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.
     “Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all of these quotations.

Exhibit B - Page 5

     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
     “Reference Treasury Dealer” means each of Morgan Stanley & Co. Incorporated and UBS Securities LLC (or their respective affiliates that are primary U.S. Government securities dealers), and their respective successors, or if at any time any of the above is not a primary U.S. Government securities dealer, one other nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
     “Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.
     “Treasury Rate” means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as the second business day immediately preceding that redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.
     Any notice to Holders of Notes of a redemption pursuant to this paragraph 2 hereof will include, among other things set forth in the Indenture, the redemption date, the Redemption Price, the amount of accrued and unpaid interest to the redemption date, and the name and address of the Paying Agent.
     3. Upon the occurrence of a Change of Control Triggering Event, unless all Notes have been called for redemption pursuant to paragraph 2 of this Note, each Holder of the Notes shall have the right to require the Company to repurchase all or any part (equal to an integral multiple of $1,000) of such Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase. “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event, as such terms are defined in the Indenture. The Change of Control Offer will be made in accordance with the terms specified in the Indenture.
     4. The payment of the principal of and interest on the Notes will be unconditionally guaranteed by the Guarantors, if any, on the terms set forth in the Indenture.

Exhibit B - Page 6

     5. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     6. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     7. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.
     8. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     9. The Notes are issuable only in fully registered form, without coupons, in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.
     10. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     11. Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

Exhibit B - Page 7

     12. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Interest shall be payable to and excluding any Interest Payment Date.
     13. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     14. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, the Indenture, the Securities Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.
     15. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     16. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     17. Each Holder of this Note covenants and agrees by such Holder’s acceptance thereof to comply with and be bound by the foregoing provisions.
     18. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     19. All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Exhibit B - Page 8

ASSIGNMENT FORM
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

     the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                                                                    attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated:
Signature:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature Guarantee:
SIGNATURE GUARANTEE
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit B - Page 9

Schedule I
SCHEDULE OF TRANSFERS AND EXCHANGES
     The following increases or decreases in Principal Amount of this Global Security have been made:

			Principal Amount of this	Signature of
	Amount of Decrease in	Amount of Increase in	Global Security	Authorized
Date of	Principal Amount of	Principal Amount of	following such Decrease	Signatory of trustee
Exchange	this Global Security	this Global Security	or Increase	or Custodian